Exhibit 99.1

AGREEMENT

THIS AGREEMENT dated as of the 30 September 2017, by and among between Sino United Worldwide Consolidated Ltd.., a Nevada corporation (OTC Pink: SUIC) (“SUIC”) and Li-An Chu, a Taiwan citizen, with passport no. 301921248 (“L.A. Chu”).

W I T N E S S E T H:

WHEREAS, SUIC desires to dispose of the capital stock of JIN CHIH INTERNATIONAL CO. LTD. (“Subsidiary”) organized under the laws of the Taiwan, RO.C.

WHEREAS, SUIC is indebted to L.A. Chu in the amount of $70,261;

WHEREAS, L.A. Chu desires to acquire SUIC’s interest in the Subsidiary in exchange for the cancellation of $70,261 principal amount of indebtedness due by SUIC, and the cancellation of the 10,000,000 shares of common stock issued under stock certificate no. CS2-237 issued on July 10, 2015; and 3,333 shares of common stock issued under stock certificate no.CS2-324 issued on May 10, 2016; and 500,000 shares of common stock issued under stock certificate no. CS2-357 issued on July 12, 2016.

WHEREFORE, the parties agree as follows:

SUIC

1.	SUIC shall transfer and convey to L.A. Chu all of its right, title and interest in and to the capital stock of the Subsidiary in exchange for the cancellation of $70,261 principal amount of indebtedness due by SUIC; and the cancellation of the 10,000,000 shares of common stock issued under stock certificate no. CS2-237 issued on July 10, 2015; and 3,333 shares of common stock issued under stock certificate no.CS2-324 issued on May 10, 2016; and the cancellation of the 500,000 shares of common stock issued under stock certificate no. CS2-357 issued on July 12, 2016, and L.A. Chu agrees to the cancellation of such indebtedness and the cancellation of the aforementioned shares.

2.	L.A. Chu by executing this agreement, hereby cancels and waives any right she may have to $70,261 the principal amount of indebtedness, plus accrued interest, if any due to her from SUIC; and the cancellation of the 10,000,000 shares of common stock issued under stock certificate no. CS2-237 issued on July 10, 2015; and 3,333 shares of common stock issued under stock certificate no.CS2-324 issued on May 10, 2016; and to the 500,000 shares of common stock issued under stock certificate no. CS2-357 issued on July 12, 2016.

3.	SUIC represents and warrants to L.A. Chu as follows:

(a)	SUIC has the full power and authority to enter into this Agreement and to carry out its obligations hereunder;
(b)	SUIC is the beneficial and record owner of the stock or other equity interest in the Subsidiary, subject to no lien, security interest, judgment, spousal right, option or right or any encumbrance of any kind and description on behalf of any person.

4.	SUIC shall hold L.A. Chu harmless for any commission and/or fees agreed to be paid by SUIC to any broker, finder or other person or entity acting or purporting to act in a similar capacity engaged by SUIC. L.A. Chu shall hold SUIC harmless for any commission and/or fees agreed to be paid by L.A. Chu to any broker, finder or other person or entity acting or purporting to act in a similar capacity.

5.	This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the Republic of China.

6.	ALL PARTIES HERETO AGREE THAT THEY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

7.	The representations and warranties contained herein shall terminate upon the delivery by SUIC to L.A. Chu of SUIC’s interest in the Subsidiary.

8.	Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by facsimile or e-mail (if receipt is confirmed by the recipient) or sent by messenger or overnight courier service which provides evidence of delivery or by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when delivered, to the parties at their addresses set forth on the signature page of this Agreement. If any party refuses to accept delivery (other than notice given by e-mail or telecopier), notice shall be deemed to have been given on the date of attempted delivery. Any party may, by like notice, change the person, address or telecopier number to which notice should be sent.

9.	This Agreement may be executed by facsimile or scanned document via email in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement.

10.	This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement is executed the day and year first above written.

Address, E-mail, Fax. Signatures

136-20, 38th Avenue #3G, Flushing, Sino United Worldwide Consolidated Ltd.

NY 11354, U.S.A.

E-mail: By: /S/___________________________

Fax: Li-An Chu

21-1/F, No.76 Section 2 Dunhua South Road, Li-An Chu.

Taipei City, Taiwan 105.

E-mail:chujulia99@gmail.com By: /S/___________________________

Fax:+8862-2707-0905. Li-An Chu.